10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company
Act of 1940.

Fund
Managed Income  Fund
Security
Regency Energy Partners LP
Advisor
EIMCO
Transaction
 Date
12/11/2006
Cost
$1,300,000
Offering Purchase
0.20%
Broker
UBS Investment Bank
Underwriting
Syndicate
Members
Lehman Brothers
Wachovia Securities
Citigroup
JP Morgan